As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-60244

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST ALBANY COMPANIES INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	22-2655804
(State or Other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)

30 S. Pearl Street
Albany, New York 12207-1599
(518) 447-8500
(Address of Registrant’s Principal Executive Offices)

FIRST ALBANY COMPANIES INC.
EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Stephen P. Wink, Esq.
Secretary and General Counsel
First Albany Companies Inc.
30 S. Pearl Street
Albany, New York 12207-1599
(518) 447-8500

(Name, Address, and Telephone Number of Agent for Service)

Copy of communications to:

Arthur H. Kohn, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
(212) 225-2000

SIGNATURES

Deregistration of Securities

     First Albany Companies Inc. (the “Company”) hereby deregisters all the shares of the Company’s common stock previously registered under its Registration Statement on Form S-8 (File No. 333-60244) and remaining available thereunder. On October 22, 2003 the Company terminated the First Albany Companies Inc. Employee Stock Purchase Plan (the “Plan”), and, therefore, the Company no longer offers its common stock under the Plan pursuant to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-8 (File No. 333-60244) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York on the 27th day of April, 2004.

FIRST ALBANY COMPANIES INC.

By	/s/ Alan P. Goldberg

Name: Alan P. Goldberg
Title: President and Chief Executive Officer

POWER OF ATTORNEY

          Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints Alan P. Goldberg and George C. McNamee, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Post-Effective Amendment to the Registration Statement on Form S-8 filed herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan P. Goldberg		April 27, 2004
Alan P. Goldberg	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven R. Jenkins		April 27, 2004
Steven R. Jenkins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ George C. McNamee		April 27, 2004
George C. McNamee	Director

/s/ Robert F. Campbell		April 27, 2004
Robert F. Campbell	Director

/s/ Carl P. Carlucci		April 27, 2004
Carl P. Carlucci	Director

/s/ Walter W. Fiederowicz		April 27, 2004
Walter W. Fiederowicz	Director

/s/ Nicholas A. Gravante, Jr.		April 27, 2004
Nicholas A. Gravante, Jr.	Director

/s/ Hugh A. Johnson, Jr.		April 27, 2004
Hugh A. Johnson, Jr.	Director

/s/ Dale Kutnick		April 27, 2004
Dale Kutnick	Director

/s/ Arthur T. Murphy		April 27, 2004
Arthur T. Murphy	Director

Signature	Title	Date
/s/ Shannon P. O’Brien		April 27, 2004
Shannon P. O’Brien	Director

/s/ Arthur J. Roth		April 27, 2004
Arthur J. Roth	Director